Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 1, 2013 with respect to the combined consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012 of Diamondback Energy, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
May 15, 2013